UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Address of Principal Executive Offices)
888-998-2468
(Registrant’s Telephone Number, Including Area Code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2015, Farmer Bros. Co., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Harris Spice Company Inc., a California corporation (“Buyer”), pursuant to which the Company has agreed to sell to Buyer, and Buyer has agreed to purchase from the Company, certain assets associated with the Company’s manufacture, processing and distribution of raw, processed and blended spices and certain other culinary products (collectively, the “Spice Products Division”). The following description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Pursuant to the Asset Purchase Agreement, Buyer will acquire substantially all of the Company’s personal property used exclusively in connection with the Spice Products Division, including certain equipment; trademarks, tradenames and other intellectual property assets; contract rights under sales and purchase orders and certain other agreements; and the list of the Company’s customers for the Spice Products Division, other than customers that purchased spice and culinary products through the Company’s direct store delivery network or “DSD Customers.” The purchase price for the acquired assets consists of $6.0 million in cash payable at closing, an earnout amount of up to $5.0 million, and the assumption by Buyer of certain liabilities of the Spice Products Division. The earnout amount will be determined and paid in cash over the three (3) years following the closing date based upon a percentage of certain annual institutional spice sales, subject to an aggregate earnout cap of $5.0 million over the three-year period.

The Company’s and Buyer’s obligations to close the asset purchase are subject to the satisfaction or waiver of certain customary closing conditions, including consent by the lender under the Company’s revolving credit facility. The Company and/or Buyer have the right to terminate the Asset Purchase Agreement under various circumstances, including, among other things, if the asset purchase has not been consummated by May 16, 2016.

In connection with and as a condition to the closing of the asset purchase, the Company and Buyer will enter into certain other agreements, including a transitional co-packaging supply agreement pursuant to which the Company will provide Buyer with certain transition services for a limited time period following the closing of the asset sale, and an exclusive supply agreement pursuant to which spice and culinary products that were previously manufactured by the Spice Products Division after the closing of the asset sale, on negotiated pricing terms. After the closing of the asset sale, the Company will continue to sell certain spice and other culinary products purchased from Buyer under that supply agreement to the Company’s DSD Customers.

The Asset Purchase Agreement contains standard and customary representations, warranties and covenants. The Asset Purchase Agreement also includes certain post-closing covenants relating to, among other things, the grant by the Company to Buyer of a license to use certain recipes relating to the Spice Products Division. The Company has also agreed to certain confidentiality, nonsolicitation and noncompetition covenants for a period from the date of the Asset Purchase Agreement through the sixth anniversary of the closing date, including a noncompetition covenant restricting the Company from engaging in the manufacture, processing, distribution and/or sale of spices other than as contemplated under the supply agreement and the transitional co-packaging supply agreement, or through the Company’s direct store delivery network. Subject to certain exceptions, the Company and Buyer each agreed to indemnify the other party for, among other things, breaches of, or defaults under, the Company's or Buyer's representations, warranties, covenants or agreements contained in the Asset Purchase Agreement.

There is no material relationship between the Company or any of its affiliates, on the one hand, and Buyer or any of its affiliates, on the other hand, outside of the Asset Purchase Agreement other than the purchase of spice and other culinary products in the ordinary course of business by Buyer as a customer of the Company, the sale of spice raw material for use in the Company’s Spice Products Division, as well as the purchase by the Company of certain hot and iced tea products from an affiliate of Buyer.

The Asset Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such Asset Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Asset Purchase Agreement and (ii) contained in the disclosure schedules to the Asset Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Asset Purchase Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

FORWARD LOOKING STATEMENTS

Certain statements contained in this report regarding the proposed sale of the Spice Products Division, including any statements regarding the expected timetable for completing the transaction , benefits of the transaction, future opportunities for the respective companies and products, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can often, but not always, be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “assumes,” "aims," "on track," "target," "opportunity," "designed," "create," "predict," "project," "seek," “should,” "would," "could," "continue," "ongoing," "upside," "increases" and "potential," and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing to consummate the proposed transaction, the risk that a condition to closing the proposed transaction may not be satisfied, the success of the proposed transition arrangements and the Company’s ability to continue to supply spice and other culinary products to its customers without interruption, the diversion of management time on transaction-related issues, the timing and success of implementation of the Company’s corporate relocation plan, the capacity to meet the demands of the Company’s large national account customers, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in the Company's filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of November 16, 2015, by and between Farmer Bros. Co. and Harris Spice Company Inc.
_____
* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     November 20, 2015

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of November 16, 2015, by and between Farmer Bros. Co. and Harris Spice Company Inc.
_____
* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.